Exhibit 5.1

March 29, 2016

BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by BioPharmX Corporation, a Delaware corporation (the “Company”), of up to 3,924,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 1,962,000 shares of Common Stock (the “Warrants”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and Maxim Group LLC, as representatives of the underwriters named on Schedule A thereto. The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares.” The Shares, Warrants and Warrant Shares are collectively referred to herein as the “Securities.” The Securities were registered pursuant to the Registration Statement on Form S-3 (File No. 333-209026) filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 19, 2016 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated January 19, 2016 included therein (the “Base Prospectus”), and the related prospectus supplement dated March 29, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Securities is referred to herein as the “Offering.” The Securities are to be sold by the Company as described in the Registration Statement, the Prospectus and the Underwriting Agreement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)                                 The Company’s Certificate of Incorporation, filed with the Delaware Secretary of State on April 24, 2014 and certified by the Delaware Secretary of State on May 14, 2015 (the “Certificate”);

(2)                                 The Company’s Bylaws, certified by the Company’s Secretary on April 25, 2014 (the “Bylaws”);

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 The Prospectus;

(5)                                 The Current Report on Form 8-K to which this opinion is filed as an exhibit (the “Form 8-K”);

(6)                                 The Underwriting Agreement;

(7)                                 The minutes of meetings and actions by written consent of the Company’s Board of Directors or committees thereof (the “Board”) and the Company’s stockholders at which, or pursuant to which, the Board and/or the Company’s stockholders approved (i) the Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Offering, and (v) related matters;

(8)                                 The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Computershare, dated March 28, 2016, verifying the number of the Company’s issued and outstanding shares of capital stock as of March 28, 2016, and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s equity incentive and stock purchase plans and all other plans, agreements or rights of the Company as of March 29, 2016);

(9)                                 The Warrants;

(10)                          A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated March 25, 2016 (the “Certificate of Good Standing”); and

(11)                          A Management Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We also have assumed that any certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Shares or Warrant Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares or Warrant Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Shares or Warrant Shares to the purchasers of such Shares or Warrant Shares on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California, and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, and (ii) at the at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

With respect to the Warrants, we have assumed that, as of each and every time any of the Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under its Certificate to permit full exercise of each of the Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

Based upon the foregoing, we are of the following opinion:

1.              The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.              When the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board, and adopted by the Pricing Committee of the Company’s Board with respect to the offering contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

3.              When the Warrant Shares are issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof and the resolutions adopted by the Board, then such Warrant Shares will be validly issued, fully paid and nonassessable.

4.              When the Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board, and adopted by the Pricing Committee of the Company’s Board with respect to the offering contemplated by the Registration Statement, such Warrants will be validly issued and will be legal, valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto.

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This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP
Fenwick & West LLP